Exhibit 10(g)

REVOLVING CREDIT NOTE

$7,500,000.00	Houston, Texas	August 13, 2008

1. FOR VALUE RECEIVED, and as hereinafter provided EQUUS TOTAL RETURN, INC., Delaware corporation (the “Borrower”), promises and agrees to pay unto the order of AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Lender”) at its office located at 4400 Post Oak Parkway, Houston, Harris County, Texas 77027, or at such other address or addresses as Lender may from time to time designate in writing to Borrower, in immediately available funds in lawful currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, the sum of up to SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), or so much thereof as may be advanced pursuant to the hereinafter described Loan Agreement, together with interest on the unpaid principal balance from time to time owing hereunder from the date of advance hereunder until maturity, and otherwise in strict accordance with the terms and provisions hereof.

2. As used herein, the following terms shall have the meanings assigned:

“Amegy Prime Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “prime rate”. Such rate is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

“Borrowing Date” means any Business Day on which Lender advances to Borrower a portion of the Loan hereunder.

“Borrowing Notice” shall mean a notice in writing given by Borrower to Lender substantially in the form of Exhibit B to the Loan Agreement requesting a Loan under the Loan Agreement.

“Business Day” means a day when Lender is open for business, other than a Saturday or Sunday.

“Control Account Agreement” means that certain Control Account Agreement of even date herewith between from Borrower in favor of Lender.

“Default Rate” means a per annum rate equal to the lesser of (a) the Amegy Prime Rate plus three percent (3%), and (b) the Maximum Rate.

“Event of Default” means the occurrence of an Event of Default (as defined in the Loan Agreement).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

“Loan Agreement” means that certain Loan Agreement executed by Borrower and Lender of even date herewith.

“Loan Documents” means this Note, the Loan Agreement, and other documents evidencing, securing and relating to the Loan.

“Loan(s)” means the Loan(s) evidenced by this Note, from the date hereof to the Maturity Date, during which period advances may be allowed up to the principal amount of this Note, bearing interest as herein set forth, and being payable in installments as herein set forth. All references to the Loan or Loans shall be references to the single indebtedness evidenced by the Note. The Loan is a revolving loan. Any sums repaid may be reborrowed, subject to the limitations set forth in the Loan Agreement.

“Maturity Date” means February 15, 2010.

“Maximum Rate” means, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be under applicable law contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement of even date herewith from Borrower in favor of Lender pursuant to which Borrower has granted Lender a first and prior lien on and security interest in Borrower’s investment portfolio securities.

“Usury Laws” means all applicable federal or state usury laws regarding the use, forbearance, or detention of money.

3. Interest shall accrue on the outstanding principal balance of each Loan advanced pursuant to this Note, or any portion hereof, as follows:

(a) commencing on the Borrowing Date of the first Loan advanced hereunder (and on the Borrowing Date of the first Loan advanced hereunder following each Interest Reset Date as defined below) and continuing until and including the one hundred twentieth (120th) day after such Loan is advanced, such Loan together with all other Loans advanced hereunder prior to the occurrence of an Interest Reset Date, shall accrue interest at a rate equal to the greater of (i) five percent (5%) and (ii) the lesser of (y) the Amegy Prime Rate and (z) the Maximum Rate; and commencing on the one hundred twenty-first (121st) day after first Loan is advanced it and all other Loans advanced hereunder prior to the occurrence of an Interest-Rate Reset Date, will accrue interest at a rate equal to the greater of (i) five percent (5%) and (ii) the lesser of (y) the Amegy Prime Rate plus one percent (1%) and (z) the Maximum Rate.

(b) If all Loans hereunder are repaid in full and the outstanding principal balance of this Note is reduced to zero for at least ten (10) calendar days, the Borrowing Date of the first Loan advanced hereunder following such period when the loan balance was zero will be an “Interest Reset Date.”

(c) Unless otherwise specified by Borrower, all prepayments and repayments of Loans shall be applied against the outstanding Loans in their reverse order of incurrence, with the most recently incurred Loan being paid off first.

(d) If at any time and from time to time the rates of interest calculated pursuant to the Amegy Prime Rate would exceed the Maximum Rate, thereby causing the interest payable hereon to be limited to the Maximum Rate, then any subsequent reduction in the Amegy Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon from and after the date of the first advance hereunder equals the amount of interest which would have accrued hereon if the Amegy Prime Rate had at all times been in effect.

4. In order to request a Loan hereunder, Borrower shall deliver to Lender a Borrowing Notice which must be received by Lender at least one (1) Business Day prior to the applicable Borrowing Date.

5. This Note and the Loans evidenced hereby shall be due and payable as follows:

(a) All accrued unpaid interest on the outstanding principal balance of this Note shall be due and payable in quarterly installments as it accrues, with the first installment due and payable on the—13th day of October, 2008, and continuing quarterly on the same date (or if there is no corresponding date in any month, on the last day of such month) until the Maturity Date.

(b) The entire principal sum of this Note then remaining unpaid, together with all accrued, unpaid interest thereon, shall be due and payable on the Maturity Date.

(c) Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever.

6. At any time and from time to time, Borrower on any Business Day may prepay the principal of the Loan then outstanding in whole or in part without premium or penalty. All payments and prepayments of principal and/or interest to Lender shall be made by Borrower to Lender before 11:00 a.m. (Houston, Texas time), in federal or other immediately available funds at Lender’s banking office specified in the first paragraph of this Note. Any payment or prepayment received by Lender after 11:00 a.m. (Houston, Texas time) shall be deemed to have been received by Lender on the next succeeding Business Day. Should the principal of or interest on any Loan, or any expense or fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.

7. All payments hereunder, whether designated as payments of principal or interest, shall be applied, in such order as Lender shall in its sole discretion determine, to unpaid and accrued interest, to the discharge of any expenses or damages for which the Lender may be entitled to receive reimbursement under the terms of this Note or under the terms of any document executed in connection herewith, or to unpaid principal balance hereof. Notwithstanding anything expressed or implied in this Note to the contrary, all past due principal and interest on this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest from the date the payment thereof shall have become due until the same have been fully discharged by payment at the Default Rate. In addition, Lender may charge and collect a late fee of five percent (5.0%) of any scheduled installment that is more than ten (10) days past due.

8. If an Event of Default shall occur and be continuing, then the holder of this Note shall have the option, in addition to the remedies provided in the other Loan Documents or at law or in equity, to declare this Note due and payable, whereupon the entire unpaid principal balance of this Note and all interest accrued thereon shall thereupon at once mature and become due and payable and shall bear interest from the date of such Event of Default until paid at the Default Rate, without grace, presentment for payment, demand, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE BORROWER. The time of payment of this Note is also subject to acceleration in the event of the Event of Default.

9. This Note is secured by and is entitled to the benefit of, among other instruments: (a) the Pledge and Security Agreement, (b) the Control Account Agreement and (c) the other Loan Documents.

10. Time is of the essence in the performance and payment of this Note.

11. The remedies of Lender as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No action, omission, or commission by Lender, including specifically, the failure to exercise any right, remedy, or recourse, shall be deemed a waiver or release of the same. A waiver or release shall exist and be effective only as set forth in a written document executed by Lender, and then only to the extent specifically recited therein. A waiver or a release with reference to any one event shall not be construed as continuing, or as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to any subsequent event.

12. THE BORROWER HEREBY EXPRESSLY WAIVES GRACE, AND ALL NOTICES, DEMANDS, PRESENTMENTS FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OF THE INDEBTEDNESS DUE HEREUNDER, AND DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY SECURITY RIGHTS OF THE LENDER UNDER ANY DOCUMENT SECURING THIS NOTE.

13. If an Event of Default occurs and is continuing and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or suit or legal proceedings are brought to collect this Note, the Borrower agrees to pay the holder hereof the costs and reasonable attorney’s fees incurred in the collection hereof.

14. It is the intention of the parties hereto to comply with the Usury Laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note or the Loan Documents, in no event shall the Loan Documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws, and any subsequent revisions, repeals, or judicial interpretations thereof to the extent that same are made applicable hereto. If any such excess of interest is contracted for, charged, or received under Loan Documents, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any other Loan Documents, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the Usury Laws, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by the Usury Laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of this Note or refunded to Borrower, at the holder’s option, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under the Usury Laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed, without limiting the foregoing, that the rate of interest contracted for, charged or received under this Note and any other Loan Documents shall be deemed not to exceed the maximum lawful rate if any method of calculation permitted by the Usury Laws including, but not limited to, amortization, prorating, allocating and spreading interest over the full term of the loan results in a determination that the rate of interest so contracted for, charged or received does not exceed the maximum lawful rate.

15. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

16. It is further agreed that the Lender shall have a first lien on all deposits and other sums at any time credited by or due from the Lender to the Borrower as collateral security for the payment of this Note, and the Lender, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from the Lender to or against any sums due on this Note in any manner and in any order of preference which the Lender, in its sole discretion, chooses.

17. The loan evidenced by this Note was negotiated and consummated in the State of Texas and it is understood and agreed that the legality, enforceability and construction hereof shall be governed by Texas law and, to the extent applicable, by the laws of the United States of America. The Borrower and the Lender expressly agree, pursuant to Section 346.004 of the Texas Finance Code, that Chapter 346 shall not apply to this Note or to any advance evidenced by this Note and that this Note and all such advances shall not be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

18. The Lender reserves the right, exercisable in the Lender’s sole discretion and without notice to the Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or this debt or the debt evidenced hereby.

19. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Executed on the date of the acknowledgment to be effective as of the date first written above.

BORROWER:

EQUUS TOTAL RETURN, INC.

By:	/s/ L’Sheryl Hudson
L’Sheryl Hudson,
Chief Financial Officer